Exhibit 99.1

Media Contacts:
Michael D. Porcelain, Senior Vice President and Chief Financial Officer
(631) 962-7000
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR FISCAL 2015 FOURTH QUARTER AND FULL YEAR AND
PROVIDES INITIAL FISCAL 2016 GUIDANCE

Melville, New York – September 28, 2015 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the fourth quarter and fiscal year ended July 31, 2015.

Net sales for the three months ended July 31, 2015 were $77.5 million compared to $89.4 million for the three months ended July 31, 2014. The year-over-year decrease reflects lower net sales in the Company's telecommunications transmission and mobile data communications segments, partially offset by higher net sales in its RF microwave amplifiers segment. GAAP net income was $5.5 million, or $0.34 per diluted share, for the three months ended July 31, 2015 as compared to $8.0 million, or $0.48 per diluted share, for the three months ended July 31, 2014.

Net sales for the fiscal year ended July 31, 2015 were $307.3 million compared to $347.2 million for the fiscal year ended July 31, 2014. The year-over-year decrease reflects lower net sales in the Company's telecommunications transmission and mobile data communications segments, partially offset by higher net sales in its RF microwave amplifiers segment. GAAP net income was $23.2 million, or $1.42 per diluted share, for the fiscal year ended July 31, 2015 as compared to $25.2 million, or $1.37 per diluted share, for the fiscal year ended July 31, 2014.

The Company also announced that it expects consolidated net sales and operating income in fiscal 2016 to be similar to the levels it achieved in fiscal 2015. The Company projects that sales for fiscal 2016 will be between $300.0 million and $310.0 million. GAAP diluted EPS is expected to be between $1.34 and $1.50. Adjusted EBITDA for fiscal 2016 is expected to be in the range of $50.0 million to $54.0 million.

In commenting on the Company's fiscal 2015 performance and fiscal 2016 business outlook, Dr. Stanton Sloane, President and Chief Executive Officer, stated, “Our fiscal 2015 performance reflects the fact that many of our international customers have been impacted by the strength of the U.S. dollar and by the plunge in oil prices.”

Dr. Sloane added, “As we look to fiscal 2016, we do not believe that market conditions will meaningfully improve. We continue to implement certain organizational changes including expanding our marketing and business development functions in order to position us for growth when end market conditions for our customers improve.”

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Selected Fiscal 2015 Fourth Quarter and Full Year Financial Metrics and Other Items

•	Backlog as of July 31, 2015 was $117.7 million compared to $133.4 million as of July 31, 2014.

•
Total bookings for the three and twelve months ended July 31, 2015 were $65.2 million and $291.6 million, respectively, compared to $62.1 million and $290.9 million for the three and twelve months ended July 31, 2014, respectively.

•
Adjusted EBITDA was $12.0 million and $51.8 million for the three and twelve months ended July 31, 2015, respectively, as compared to $16.7 million and $61.3 million for the three and twelve months ended July 31, 2014, respectively. Adjusted EBITDA is a Non-GAAP financial measure and is defined in the below table.

•
The Company's effective income tax rate in the fourth quarter of fiscal 2015 was 32.6%, which includes a net discrete tax benefit of approximately $0.2 million. The Company's effective income tax rate of 31.6% for the twelve months ended July 31, 2015 reflects a net discrete tax benefit of approximately $1.0 million. The Company's effective income tax rate, excluding discrete tax items in fiscal 2015, was 34.5%.

•
During the twelve months ended July 31, 2015, the Company repurchased 175,735 shares of its common stock in open-market transactions with an average price per share of $28.39 and at an aggregate cost of $5.0 million (including transaction costs). As of September 25, 2015, the Company is authorized to repurchase approximately $8.7 million of additional common stock pursuant to its existing stock repurchase program. There were no repurchases of common stock during the three months ended July 31, 2015.

•	As of July 31, 2015, the Company had $151.0 million of cash and cash equivalents which does not reflect the quarterly dividend payment of $4.8 million that was paid on August 18, 2015.

•
As discussed further in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission today, the Company's President and Chief Executive Officer continues to perform an assessment of operations to determine whether or not a different approach may enhance our business, increase operational efficiencies and help us grow successfully. This assessment is ongoing and may result in future one-time charges which are not reflected in the Company's updated fiscal 2016 earnings guidance.

Additional information about the Company’s fiscal 2016 guidance is included in the Company’s fourth quarter investor presentation which is located on the Company’s website at www.comtechtel.com.

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Conference Call
The Company has scheduled an investor conference call for 8:30 AM (ET) on Tuesday, September 29, 2015. Investors and the public are invited to access a live webcast of the conference call from the Investor Relations section of the Comtech web site at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (866) 952-1906 (domestic), or (785) 424-1825 (international) and using the conference I.D. "Comtech." A replay of the conference call will be available for seven days by dialing (800) 839-3742 or (402) 220-2979. In addition, an updated investor presentation, including earnings guidance, is available on the Company's web site.

About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company conducts business through three complementary segments: telecommunications transmission, RF microwave amplifiers and mobile data communications. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a leader in most of the market segments that it serves.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company's future performance and financial condition, plans and objectives of the Company's management and the Company's assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company's control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of the Company's management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include the nature and timing of receipt of, and the Company's performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements; changing customer demands; changes in prevailing economic and political conditions; changes in the price of oil in global markets; changes in foreign currency exchange rates; risks associated with the Company's legal proceedings and other matters; risks associated with U.S. government investigations; risks associated with the Company's large contracts, and other factors described in the Company's filings with the Securities and Exchange Commission.

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Consolidated Statements of Operations

	(Unaudited)		(Audited)
	Three months ended July 31,		Twelve months ended July 31,
	2015	2014	2015	2014

Net sales	$77,463,000	89,378,000	307,289,000	347,150,000
Cost of sales	44,087,000	50,033,000	168,405,000	195,712,000
Gross profit	33,376,000	39,345,000	138,884,000	151,438,000

Expenses:
Selling, general and administrative	16,123,000	17,280,000	62,680,000	67,147,000
Research and development	7,649,000	8,444,000	35,916,000	34,108,000
Amortization of intangibles	1,529,000	1,561,000	6,211,000	6,285,000
	25,301,000	27,285,000	104,807,000	107,540,000

Operating income	8,075,000	12,060,000	34,077,000	43,898,000

Other expenses (income):
Interest expense	73,000	295,000	479,000	6,304,000
Interest income and other	(124,000)	(156,000)	(405,000)	(913,000)

Income before provision for income taxes	8,126,000	11,921,000	34,003,000	38,507,000
Provision for income taxes	2,651,000	3,933,000	10,758,000	13,356,000

Net income	$5,475,000	7,988,000	23,245,000	25,151,000

Net income per share:
Basic	$0.34	0.50	1.43	1.58
Diluted	$0.34	0.48	1.42	1.37

Weighted average number of common shares outstanding – basic	16,153,000	16,124,000	16,203,000	15,943,000

Weighted average number of common and common equivalent shares outstanding – diluted	16,277,000	16,671,000	16,418,000	20,906,000

Dividends declared per issued and outstanding common share as of the applicable dividend record date	$0.30	0.30	1.20	1.175

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Consolidated Balance Sheets
(Audited)

	July 31, 2015	July 31, 2014
Assets
Current assets:
Cash and cash equivalents	$150,953,000	154,500,000
Accounts receivable, net	69,255,000	54,887,000
Inventories, net	62,068,000	61,332,000
Prepaid expenses and other current assets	7,396,000	9,947,000
Deferred tax asset, net	11,084,000	10,178,000
Total current assets	300,756,000	290,844,000

Property, plant and equipment, net	15,370,000	18,536,000
Goodwill	137,354,000	137,354,000
Intangibles with finite lives, net	20,009,000	26,220,000
Deferred financing costs, net	—	65,000
Other assets, net	388,000	833,000
Total assets	$473,877,000	473,852,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,708,000	18,902,000
Accrued expenses and other current liabilities	29,470,000	29,803,000
Dividends payable	4,839,000	4,844,000
Customer advances and deposits	14,320,000	12,610,000
Interest payable	—	29,000
Total current liabilities	64,337,000	66,188,000

Other liabilities	3,633,000	4,364,000
Income taxes payable	1,573,000	2,743,000
Deferred tax liability, net	2,925,000	3,632,000
Total liabilities	72,468,000	76,927,000
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	—	—
Common stock, par value $.10 per share; authorized 100,000,000 shares; issued 31,165,401 shares and 31,016,469 shares at July 31, 2015 and 2014, respectively	3,117,000	3,102,000
Additional paid-in capital	427,083,000	421,240,000
Retained earnings	413,058,000	409,443,000
	843,258,000	833,785,000
Less:
Treasury stock, at cost (15,033,317 shares and 14,857,582 shares at July 31, 2015 and 2014, respectively)	(441,849,000)	(436,860,000)
Total stockholders’ equity	401,409,000	396,925,000
Total liabilities and stockholders’ equity	$473,877,000	473,852,000
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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

	Three months ended July 31,		Twelve months ended July 31,
	2015	2014	2015	2014

Reconciliation of GAAP Net Income to Adjusted EBITDA(1):
GAAP net income	$5,475,000	7,988,000	23,245,000	25,151,000
Income taxes	2,651,000	3,933,000	10,758,000	13,356,000
Net interest (income) expense and other	(51,000)	139,000	74,000	5,391,000
Amortization of stock-based compensation	721,000	1,177,000	4,363,000	4,263,000
Depreciation and other amortization	3,158,000	3,249,000	12,736,000	13,006,000
Strategic alternatives analysis expenses	—	225,000	585,000	225,000
Restructuring benefit related to the wind-down of microsatellite product line	—	—	—	(56,000)
Adjusted EBITDA	$11,954,000	16,711,000	51,761,000	61,336,000

(1)
Represents earnings before interest, income taxes, depreciation and amortization of intangibles and stock-based compensation, strategic alternatives analysis expenses and restructuring benefits related to the wind-down of the microsatellite product line of the Company's mobile data communications segment. Adjusted EBITDA is a non-GAAP operating metric used by management in assessing the Company's operating results. The Company's definition of Adjusted EBITDA may differ from the definition of EBITDA used by other companies and may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is also a measure frequently requested by the Company's investors and analysts. The Company believes that investors and analysts may use Adjusted EBITDA, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.

ECMTL
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